UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2006

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 7, 2006, Mr. T.Z. Chu resigned from the Board of Directors (the “Board”) of LSI Logic Corporation (referred to here as “LSI Logic” or the “Company”). Mr. Chu was a member of the audit committee and the nominating and corporate governance committee of the Board at the time of his resignation. There are no disagreements between the Company and Mr. Chu that caused or contributed to Mr. Chu’s resignation from the Board.
On July 7, 2006, the Board of LSI Logic increased the number of directors constituting the Board from seven to eight and elected Mr. Charles A. Haggerty, president and chief executive officer of LeConte Associates, and Mr. John H.F. Miner, former president of Intel Capital and a former corporate vice president of Intel Corporation, to the Board. Messrs. Haggerty and Miner are independent directors as determined by the Board pursuant to the Company’s Corporate Governance Guidelines and the corporate governance standards of the New York Stock Exchange. It has not yet been determined on which Board committees Messrs. Haggerty and Miner will serve.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	LSI Logic Corporation News Release issued July 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Vice President, General Counsel and Corporate Secretary

Date: July 10, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	LSI Logic Corporation News Release issued July 10, 2006.